UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 9, 2007

M/I HOMES, INC.
(Exact name of registrant as specified in its charter)

Ohio	1-12434	31-1210837
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

3 Easton Oval, Suite 500, Columbus, Ohio	43219
(Address of Principal Executive Offices)	(Zip Code)

(614) 418-8000
(Telephone Number)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a.12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On March 9, 2007, M/I Homes, Inc. issued a press release announcing the offering and pricing of 4,000,000 depository shares representing its Series A Preferred Shares, with a liquidation value of $25 per depository share. The Series A Preferred Shares will pay a dividend at an annual rate of 9.75%. It also granted the underwriters an over-allotment option to purchase up to a maximum of 600,000 additional depositary shares. It has also applied to have the depositary shares listed on the New York Stock Exchange. If approved for listing, the Company expects the depositary shares will begin trading within 30 days after initial delivery. The offering is expected to close on or about March 15, 2007, subject to the satisfaction of customary closing conditions.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

Exhibit No.	Description of Documents
99.1	Press release dated March 9, 2007 relating to the offering and pricing of Preferred Shares

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 12, 2007

M/I Homes, Inc.

By:	/s/ Ann Marie W. Hunker
Ann Marie W. Hunker
Controller and Chief Accounting Officer

Index to Exhibits

Exhibit No.	Description of Documents
99.1	Press release dated March 9, 2007 relating to the offering and pricing of Preferred Shares